SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 21, 2001

                                ----------------

                          Edison Brothers Stores, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                      1-1394                 43-0254900
 (State or other jurisdiction   (Commission file number)     (I.R.S. employer
              of                                           identification no.)
incorporation or organization)

      501 North Broadway
        St. Louis, MO                                             63102
    (Address of principal                                       (Zip code)
      executive offices)



       Registrant's telephone number, including area code: (314) 331-6000

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                          EDISON BROTHERS STORES, INC.
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Item 5.     Other Events.....................................................3

Item 7.     Exhibits.........................................................3

Signature....................................................................4


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Item 5.  Other Events.

On August 21, 2001, United States Bankruptcy Judge John C. Akard signed an Order Granting Chapter 7 Trustee's Motion Pursuant to 11 U.S.C. ss.ss. 105(a) and 502(c) and Bankruptcy Rules 3009 and 9019, for an Order (A) Estimating Claims,
(B) Setting Maximum Reserves in Respect of Unresolved Claims, (C) Authorizing Interim Distributions to Holders of Allowed General Unsecured Claims, and (D) Barring Late Filed Claims and Further Amendments to Previously Filed Claims.

Pursuant to the annexed Order of the United States Bankruptcy Court for the District of Delaware, Alan M. Jacobs, the Chapter 7 Trustee for Edison Brothers Stores and its debtor affiliates (collectively, the "Debtors"), has made in excess of $8 million of distributions to holders of allowed general unsecured claims, including $6.8 million to Bank of New York, in its capacity as indenture trustee for $120 million of 11% notes of the Debtors. As additional general unsecured claims against the Debtors' estates become allowed general unsecured claims, Mr. Jacobs is authorized to make distributions in respect of those claims as well.

Item 7. Exhibits.

(c)   Exhibits.

99.1 Order of Judge John C. Akard Granting Chapter 7 Trustee's Motion Pursuant To 11 U.S.C. ss.ss. 105(A) And 502(C) And Bankruptcy Rules 3009 And 9019, For An Order (A) Estimating Claims, (B) Setting Maximum Reserves In Respect Of Unresolved Claims, (C) Authorizing Interim Distributions To Holders Of Allowed General Unsecured Claims, And (D) Barring Late Filed Claims And Further Amendments To Previously Filed Claims.



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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2001                         EDISON BROTHERS STORES, INC.


                                          By: /s/ Alan M. Jacobs
                                             --------------------------
                                              Alan M. Jacobs
                                              Chapter 7 Trustee



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